Exhibit 99.5

Roth CH V Holdings, Inc.

ROTH CH V HOLDINGS, INC.

BALANCE SHEET

September 30, 2024
ASSETS
Total current assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S EQUITY
Due to related party	$12,583
Total current liabilities	12,583

TOTAL LIABILITIES	$12,583

STOCKHOLDER’S DEFICIT
Common stock, par value $0.01; 1 share authorized, issued and outstanding	-
Additional paid-in capital	-
Accumulated deficit	(12,583)
Total stockholder’s deficit	(12,583)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from June 24, 2024 (inception) to September 30, 2024

	For the Three Months Ended September 30, 2024	For the Period from June 24, 2024 (inception) to September 30, 2024
Operating expenses	$11,200	$12,583
Loss from operations	(11,200)	(12,583)

Net loss	$(11,200)	$(12,583)

Weighted average shares outstanding, basic and diluted	1	1
Basic and diluted net loss per share of common stock	$(11,200)	$(12,583)

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

For the period from June 24, 2024 (inception) to September 30, 2024

	Common Stock		Additional	Accumulated	Total Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, June 24, 2024 (inception)	-	$-	$-	$-	$-
Shares issued for common stock	1	-	-	-	-
Net loss	-	-	-	(1,383)	(1,383)
Balance, June 30, 2024	1	$-	$-	$(1,383)	$(1,383)
Net loss	-	-	-	(11,200)	(11,200)
Balance, September 30, 2024	1	$-	$-	$(12,583)	$(12,583)

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

STATEMENT OF CASH FLOWS

For the period from June 24, 2024 (inception) to September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,583)
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Due to related party	12,583
CASH USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES	-
NET CHANGE IN CASH
Cash, beginning of period	-
Cash, end of period	$-

The accompanying notes are an integral part of these financial statements.

ROTH CH V HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 24, 2024 (inception) to September 30, 2024

Note 1. Organization

Description of Business

Roth CH V Holdings, Inc. (“the Company”) was incorporated in Nevada on June 24, 2024, and the Company’s registered office is at 888 San Clemente Drive, Suite 400, Newport Beach, CA. The Company was formed for the purpose of merging with Roth CH Acquisition V Co. (“ROCL”) prior to the transactions contemplated in the Business Combination Agreement and Plan of Reorganization, as defined below, to facilitate the consummation of the Business Combination.

Proposed Business Combination

On January 3, 2024, ROCL entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ROCL, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ROCL (“Merger Sub”), and New Era Helium Corp, a Nevada corporation (“NEH”). Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the NEH, with NEH surviving as a wholly owned subsidiary of ROCL (the “Merger”). Upon the closing of the transaction, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company will be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

On June 5, 2024, each of ROCL and NEH entered into the First Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Amendment”) pursuant to which, among other things:

(a)	the Outside Date has been extended to September 30, 2024;
(b)	the structure of the Business Combination has changed such that (i) ROCL will merge with and into the Company, a wholly owned subsidiary of ROCL (the “Initial Merger”), and the Company will be the survivor of the Initial Merger; (ii) the Company shall sign a joinder and become a party to the Merger Agreement; and (iii) immediately subsequent to the Initial Merger, Merger Sub will merge with and into NEH (the “Merger”), with NEH surviving the Merger as a wholly owned subsidiary of the Company;
(c)	the closing condition that NEH raise at least $45 million in private placement of securities in order to fund its new plant construction has been removed, and the closing condition that certain indebtedness of NEH be converted into shares of common stock of NEH has been removed.

On August 8, 2024, the Company and NEH entered into the Second Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Second Amendment”), pursuant to which, among other things:

(a)	The Outside Date was extended to October 31, 2024; and
(b)	The definition of “Company Merger Shares” and “Net Debt” were amended.

On September 11, 2024, the Company and NEH entered into the Third Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Third Amendment”) pursuant to which, among other things:

(a)	The definition of “Company Merger Shares” in Section 1.01 is amended to read as follows: “Company Merger Shares” means 9,000,000 shares of Holdings Common Stock which number shall be subject to adjustment based upon the Net Debt at closing in that is different from the Net Debt at the date of the Original Business Combination Agreement (the “Net Debt Variation”). For the avoidance of doubt, the Company Merger Shares do not include Earnout Shares in an amount up to 1,000,000 shares of Roth Common stock. For every dollar of decrease in the Net Debt Variation the Company Merger Shares shall be increased by 1/10 of one share and for every dollar of increase in the Net Debt Variation the Company Merger Shares shall be decreased by 1/10 of one share.
(b)	The definition of “Net Debt” in Section 1.01 is amended to read as follows: “Net Debt means the total Indebtedness of NEH and the NEH Subsidiaries (excluding any existing Indebtedness that converts, exchanges or is exercised into share of capital stock of NEH) after subtracting all cash and liquid assets, which calculation shall be mutually agreed upon between NEH and Roth no later than three business days prior to Closing. In the event of any dispute with respect to such calculation, the parties shall promptly (and in no event more than 15 days after the Closing) engage a mutually agreed upon independent third party to resolve such dispute and make an independent determination of the Company Merger Shares and Net Debt. NEH shall make all work papers, back up materials, and financial staff involved in preparation of the calculations available to such third party. The cost of such third party shall be paid by Holdings.
(c)	A new section 3.02(k) shall be added as follows: In the event that the parties are unable to mutually agree on the Company Merger Shares or Net Debt prior to the Closing, the number of shares in dispute shall not be distributed as part of the Per Share Merger Consideration at the Closing and shall only be distributed upon resolution of any dispute pursuant to Section 1.01 hereof.

ROTH CH V HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 24, 2024 (inception) to September 30, 2024

On September 30, 2024, the Company and NEH entered into the Fourth Amendment to the Business Combination Agreement and Plan of Reorganization Amendment (the “Fourth Amendment”) pursuant to which, among other things the parties extended the Outside Date to November 30, 2024

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considering in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of September 30, 2024.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

Note 3. Related Party Transactions

The Company’s stockholder is expected to pay the accrued expenses of the Company at the closing of the Business Combination.

ROTH CH V HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from June 24, 2024 (inception) to September 30, 2024

Note 4. Stockholder’s Deficit

Common stock

The Company is authorized to issue a total of 1 share of common stock with a par value of $0.01 each. As of September 30, 2024, there was 1 share of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote.

Note 5. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued. The Company did not identify any subsequent events, other than disclosed below, that would have required adjustment or disclosure in these unaudited financial statements.

Closing of Business Combination

On December 6, 2024 (the “Closing Date”), the Company completed the business combination (the “Business Combination”) contemplated by the Business Combination and Plan of Organization dated January 3, 2024 (the “Business Combination Agreement”) by and among New Era Helium Corp., a Nevada corporation, Roth CH Acquisition V Co., a Delaware corporation (“ROCL”), and Roth CH V Merger Sub, a Delaware corporation and a wholly-owned subsidiary of ROCL (“Merger Sub”), and subsequent amendments to the Business Combination Agreement. Pursuant to the Business Combination Agreement, Merger Sub merged with and into New Era Helium Corp., with New Era Helium Corp. surviving the Business Combination as a wholly owned subsidiary of ROCL.